Exhibit 15

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form F-3 (No. 333-88248, 333-109837, 333-111731, 333-111734, 333-117085, 333-131272 and 333-122407) and related Prospectus and on Form S-8 (File No. 333-94995, 333-141177, 333-65532, 333-151929, 333-162104 and 333-174748) pertaining to stock option plans of Commtouch Software Ltd., and to the incorporation by reference therein of our reports dated June 6, 2011 with respect to the consolidated financial statements of Commtouch Software Ltd., and the effectiveness of internal control over financial reporting of Commtouch Software Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
June 7, 2011

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form F-3 (No. 333-88248, 333-109837, 333-111731, 333-111734, 333-117085, 333-131272 and 333-122407) and related Prospectus and on Form S-8 (File No. 333-94995, 333-141177, 333-65532, 333-151929, 333-162104 and 333-174748) pertaining to stock option plans of Commtouch Software Ltd., and to the incorporation by reference therein of our report dated June 6, 2011 with respect to the statement of assets acquired and liabilities assumed and statement of attributable direct revenues and expenses of the Antivirus business line of Authentium Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Kost, Forer, Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
June 7, 2011